Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1, of our report dated April 10, 2024, relating to the financial statements of Mission Space Acquisition Corp. as of March 31, 2024 and for the period from March 13, 2024 (inception) through March 31, 2024, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
April 10, 2024